UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 8, 2014, Pulte Mortgage LLC (“Pulte Mortgage”), a wholly-owned subsidiary of PulteGroup, Inc., entered into a Fourth Amendment (the “Amendment”) to the Master Repurchase Agreement ("the Repurchase Agreement") with Comerica Bank and the other Buyers (as defined in the Repurchase Agreement) listed therein.
The Amendment extends the effective date of the Repurchase Agreement to September 7, 2015. Further, the Amendment improves the pricing of advances under the Repurchase Agreement by removing the LIBOR floor and also provides that second lien loans are eligible as collateral to secure borrowings under the Repurchase Agreement (at 50% collateral value).
The borrowing capacity under the Amendment will initially be set at $150,000,000, will reduce to $99,750,000 on February 2, 2015, and will increase again to $150,000,000 on June 1, 2015. The purpose for the change in capacity during the term of the agreement is to lower associated fees during seasonally low volume periods when the additional capacity is unnecessary.
A copy of the Amendment is attached as Exhibit 10.1 hereto and is herein incorporated by reference. The above referenced summary of the material terms of the Repurchase Agreement is qualified in its entirety by reference to Exhibit 10.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)         Exhibits
10.1 Fourth Amendment dated September 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	September 10, 2014	By:	\s\ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Senior Vice President,
General Counsel
and Secretary

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